MANAGEMENT SERVICES AGREEMENT
(All amounts are stipulated in United States dollars)

THIS AGREEMENT dated effective as of the 1st day of May 2004.

BETWEEN:
AMERASIA KHAN ENTERPRISES LTD.
#200 - 841 West Broadway
Vancouver, BC. Canada, V5Z 1J9
A Nevada State Incorporated Company
(Hereinafter called the "Company")                    OF THE FIRST PART

AND:
Johnny C.N. Lee
#803 Chung Ying Building
20 - 20A Connaught Road West
Hong Kong
(Hereinafter called "Lee")
       OF THE SECOND PART

WHEREAS:

Lee is not an employee of the Company;

Lee is an Officer and Director of the Company;

Lee is a Canadian citizen and resident of Hong Kong with extensive local area knowledge and business connections;

Lee maintains his own offices in Hong Kong and China with administration services, including telephone and computer services.

The Company requires a liaison personnel to provide: (i) local knowledge in manufacturing industry; (ii) provide quality control for the finished products supply by local garment factories; and (iii) management services, office and administration services, including telephone and computer services.

NOW THEREFORE THE PARTIES HAVE AGREED and do hereby agree as follows:

Lee hereby agrees to provide the following services to the Company: (i) local knowledge source manufacturing factories; (ii) provide quality control for all products produce by local factories; (iii) management services, office and administration services, including telephone and computer services; and (iv) to carry out management and direction of the business of the Company, including managing and supervising and coordinating any export activities from China/Mongolia carried out by the Company.

In consideration of Lee providing all the above services, the Company agrees to pay to Lee a consulting fee in the amount of $2500.00 per month payable on the last day of each month effective May 1, 2004 (the "Consulting Fee").

In addition to the payment of the Consulting Fee, the Company agrees to reimburse Lee for any expenses directly attributable to performing its obligations to the Company pursuant to this Agreement.

This Agreement shall be for a term of one year commencing May 1, 2004 and ending April 30, 2005.

No amendment or termination of this Agreement shall be valid unless it is in writing and executed by both parties.

Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the _________ day of ________________, 2004.

AMERASIA KHAN ENTERPRISES LTD.
By its authorized signatory    By its authorized signatory
/s/ David Ho                         /s/ Johnny C.N. Lee

Signature of Authorized Signatory   Signature of Authorized Signatory

Johnny C.N. Lee
By its authorized signatory
/s/ Johnny C.N. Lee

Signature of Authorized Signatory